CHICAGO TITLE INSURANCE COMPANY
AMENDMENT TO PURCHASE CONTRACT

Escrow No. 2719994 Date: October 31, 2007

The Terms and Conditions of the Purchase Agreement / Escrow Instructions are hereby modified as follows:

1.	Pursuant to Section 7(g) of that certain Sale Agreement and Instructions dated October 19, 2007 (the “Purchase Agreement”) by and between 2001 W. Orange Grove Road, LLC, PVP Investments, LLC, WRM Investments, LLC, EDI Baptist, LLC, and SOD Investments, LLC (collectively, “Seller”), and Triple Net Properties, LLC (“Buyer”), Seller and Buyer agreed to agree on a form of Ground Lease Estoppel Certificate (as defined in the Purchase Agreement) by October 31, 2007 (“Estoppel Termination Date”). Since the parties require additional time to agree on a form of Ground Lease Estoppel Certificate, both Seller and Buyer have agreed to extend the Estoppel Termination Date to Friday, November 2, 2007.

This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall be considered one and the same instrument.

All other Terms and Conditions shall remain the same.

“BUYER”
“DESERT LIFE SELLER” 2001 W. ORANGE GROVE ROAD, LLC, an Arizona limited liability company By: William R. Metzler, Manager	TRIPLE NET PROPERTIES, LLC, a Virginia liability company By: /s/ Jeff Hanson Name: Jeff Hanson Title: Chief Investment Officer
PVP INVESTMENTS, LLC, a Delaware limited liability company By: James D. Vandever, Sole Member
WRM INVESTMENTS, LLC, an Arizona limited liability company By: William R. Metzler, Administrative Member
EDI BAPTIST, LLC, an Arizona limited liability company By: Scott O. Douglas, Managing Member
“LA CHOLLA SELLER” WRM INVESTMENTS, LLC, an Arizona limited liability company By: William R. Metzler, Administrative Member
SOD INVESTMENTS, LLC, an Arizona limited liability company By: Scott O. Douglas, Sole Member